As filed with the Securities and Exchange Commission on July 16, 2004
Registration No. 333-32196

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INFOSYS TECHNOLOGIES LIMITED

(Exact name of Registrant as specified in its charter)

Republic of India	58-1760235

(State of Incorporation)	(I.R.S. Employer Identification Number)

Electronics City, Hosur Road
Bangalore, Karnataka
India 561 229
(Address of Principal Executive Offices)

1998 STOCK OPTION PLAN
(Full title of the plans)

CT Corporation System
49 Stevenson Street, Suite 900
San Francisco, California 94105
(Name and address of agent for service)
(415) 227-0763
(Telephone number, including area code, of agent for service)

Copy to:
Jeffrey D. Saper
WILSON SONSINI GOODRICH & ROSATI, P.C.
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300

PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

INFOSYS TECHNOLOGIES LIMITED

REGISTRATION STATEMENT ON FORM S-8

INCORPORATION BY REFERENCE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (“Post Effective Amendment No. 1”), filed pursuant to Instruction E on Form S-8 relates to the Registration Statement on Form S-8 (No. 333-32196) (the “Registration Statement”) of Infosys Technologies Limited (the “Registrant” or the “Company”) filed by the Company with the Securities and Exchange Commission on March 10, 2000 (the “Registration Statement”). Under the Registration Statement, the Company registered 1,600,000 American Depository Shares, each representing one-half of an Equity Share of the Company, to be sold in connection with the Registrant’s 1998 Stock Option Plan. The contents of the Registration Statement are incorporated herein by reference.

POST-EFFECTIVE AMENDMENT NO. 1

     On April 13, 2004, the Company’s Board of Directors approved a stock dividend whereby each holder of the Company’s Equity Shares would receive 3 additional shares of Equity Shares for each share of the Company’s Equity Shares held by such holder prior to the payment of the stock dividend and each holder of the Company’s American Depository Shares would receive 1 additional share of American Depository Shares for each share of the Company’s American Depository Shares held by such holder prior to the payment of the stock dividend (collectively, the “Stock Dividend”). Following the Stock Dividend, the ratio for converting American Depository Shares into Equity Shares shall be fixed at one for one. After giving effect to Stock Dividend, the aggregate number of shares of American Depository Shares issuable under the Company’s 1998 Stock Option Plan increased from 1,600,000 to 3,200,000. As provided for under Rule 416(b) of the Securities Act of 1933, this Post-Effective Amendment No. 1 amends the Registration Statement to reflect the Stock Dividend.

     The Registration Statement is hereby further amended to provide that upon any change in the amount of securities being offered or issued to prevent dilution from stock splits, stock dividends, or similar transactions, the Registration Statement shall be deemed to cover the additional securities to be offered or issued in connection with such transaction, as provided for under Rule 416(a) of the Securities Act of 1933.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement:

Exhibit
Number	Description
4.1*	Form of Deposit Agreement among the Registrant, Deutsche Trust Company Americas, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
4.2**	Form of Amendment No. 1 to Amended and Restated Deposit Agreement among the Registrant, Deutsche Trust Company Americas, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
5.1	Opinion of Crawford Bailey & Co.
10.1*	1998 Stock Option Plan and form of Option Agreement
10.2*	Employees Stock Offer Plan
23.1	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (see page II-4)

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-72195) which was declared effective by the Commission on March 10, 1999.

**	Incorporated by reference to the Registrant’s Registration Statement on Form F-6 POS (File No. 333-72199) filed with the Commission on June 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Bangalore, Country of India, on July 13, 2004.

INFOSYS TECHNOLOGIES LIMITED
By:	/s/ N.R. NARAYANA MURTHY
N.R. Narayana Murthy
Chairman and Chief Mentor

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on July 13, 2004.

Signature	Title
/s/ N. R. NARAYANA MURTHY N. R. NARAYANA MURTHY	Chairman of the Board and Chief Mentor
/s/ T.V. MOHANDAS PAI T. V. MOHANDAS PAI	Director, Chief Financial Officer, and Head – Finance & Administration (Principal Accounting Officer)
/s/ NANDAN M. NILEKANI NANDAN M. NILEKANI	Director, Chief Executive Officer, President and Managing Director (Principal Executive Officer)
* K. DINESH	Director and Head – Human Resources Development, Information Systems, Quality and Productivity and Communication Design Group
* S. GOPALAKRISHNAN	Director, Chief Operating Officer, Deputy Managing Director and Head – Customer Service and Technology
/s/ PHILIP YEO PHILIP YEO	Director
/s/ OMKAR GOSWAMI OMKAR GOSWAMI	Director
/s/ LARRY PRESSLER LARRY PRESSLER	Director
/s/ RAMA BIJAPURKAR RAMA BIJAPURKAR	Director

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Signature	Title
/s/ CLAUDE SMADJA CLAUDE SMADJA	Director
/s/ SRIDAR IYENGAR SRIDAR IYENGAR	Director
* MARTI G. SUBRAHMANYAM	Director
* DEEPAK SATWALEKAR	Director
/s/ SRINATH BATNI SRINATH BATNI	Director and Head – Delivery (West North America)
/s/ S.D. SHIBULAL S. D. SHIBULAL	Director and Head – Customer Delivery (Authorized Representative in the United States)
By: /s/ N.R. NARAYANA MURTHY N.R. NARAYANA MURTHY	Attorney-in-fact

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INDEX TO EXHIBITS

     The following is a list of exhibits filed as part of this Registration Statement:

Exhibit
Number	Description
4.1*	Form of Deposit Agreement among the Registrant, Deutsche Trust Company Americas, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
4.2**	Form of Amendment No. 1 to Amended and Restated Deposit Agreement among the Registrant, Deutsche Trust Company Americas, and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
5.1	Opinion of Crawford Bailey & Co.
10.1*	1998 Stock Option Plan and form of Option Agreement
10.2*	Employees Stock Offer Plan
23.1	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (see page II-4)

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-72195) which was declared effective by the Commission on March 10, 1999.

**	Incorporated by reference to the Registrant’s Registration Statement on Form F-6 POS (File No. 333-72199) filed with the Commission on June 30, 2004.